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                                                                 Exhibit 11.1


                                AGENCY.COM LTD
                    SUPPLEMENTAL BASIC AND DILUTED NET LOSS
                         PER COMMON SHARE COMPUTATION


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                                                                                 FOR THE NINE MONTHS
                                                                               ENDED SEPTEMBER 30, 1999
                                                                               ------------------------
                                                                                   (UNAUDITED)
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CALCULATION OF SUPPLEMENTAL SHARES OUTSTANDING:
Debt to be repaid by offering proceeds.......................................    $    20,250,000
Proceeds per share...........................................................              11.00
                                                                               --------------------
Additional shares assumed outstanding........................................          1,840,909
                                                                               -------------------
Additional weighted average common shares outstanding........................          1,840,909
Weighted average common shares outstanding...................................         23,186,818
                                                                               -------------------
Supplemental weighted average common shares outstanding......................         25,027,727
                                                                               -------------------
                                                                               -------------------
SUPPLEMENTAL BASIC AND DILUTED NET LOSS PER SHARE:
Net loss.....................................................................    $    (6,615,029)
Pro forma impact of use of proceeds on interest expense......................            987,188
                                                                               -------------------
Supplemental basic and diluted net loss......................................         (5,627,842)
Supplemental weighted average common shares outstanding......................         (2,502,772)
                                                                               -------------------
Supplemental basic and diluted net loss per common share.....................     $        (0.22)
                                                                               -------------------
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